Exhibit 10.1

AXS-One Inc.
2005 Stock Incentive Plan

AXS-One Inc.
2005 Stock Incentive Plan

ARTICLE I.

PURPOSE

The purpose of the AXS-One Inc. 2005 Stock Incentive Plan (the “Plan”) is to enhance the profitability and value of AXS-One Inc. (the “Company”) and its Affiliates for the benefit of the Company’s stockholders by enabling the Company:  (i) to offer employees and Consultants of the Company and its Affiliates, stock based incentives and other equity interests in the Company, thereby creating a means to raise the level of stock ownership by employees and Consultants in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders, and (ii) to make equity based awards to Non-Employee Directors of the Company thereby attracting, retaining and rewarding such Non-Employee Directors and strengthening the mutuality of interests between such individuals and the Company’s stockholders.

ARTICLE II.

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1.                              “Acquisition Events” shall have the meaning set forth in Section 4.2(d).

2.2.                              “Affiliate” shall mean other than the Company, (i) any Subsidiary; (ii) any corporation in an unbroken chain of corporations beginning or ending with the Company which owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; or (iv) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.

2.3.                              “Award” shall mean any award under this Plan of any Stock Option, Stock Appreciation Right or Restricted Stock.  All Awards shall be confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

2.4.                              “Board” shall mean the Board of Directors of the Company.

2.5.                              “Cause” shall mean, with respect to a Participant’s Termination of Employment or Termination of Consultancy:  (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the

Company or an Affiliate and the Participant at the time of the relevant grant or Award, or where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect at the time of the relevant grant or Award but such agreement does not define “cause” (or words of like import), termination due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of his or her duties for the Company or an Affiliate; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the relevant grant or Award that defines “cause” (or words of like import); provided, that with regard to any agreement that conditions “cause” on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.  A Participant shall be deemed to be terminated for “cause” if the Participant, following his or her Termination of Employment or Termination of Consultancy, engages in any “competitive activity” with the Company or its Affiliates, as determined by the Committee, in its sole discretion. With respect to a Participant’s Termination of Directorship, “cause” shall mean an act or failure to act that constitutes “cause” for removal of a director under applicable Delaware law.

2.6.                              “Code” shall mean the Internal Revenue Code of 1986, as amended.  Any reference to any section of the Code shall also be a reference to any successor provision.

2.7.                              “Committee” shall mean a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 and Section 162(m) of the Code, a “non-employee director” as defined in Rule 16b-3 and an “outside director” as defined under Section 162(m) of the Code and an “independent director” as defined under Amex Rule 121A.  Notwithstanding anything herein to the contrary, the Board shall act as the Committee under this Plan with respect to any grants of Non-Qualified Stock Options to Non-Employee Directors (whether discretionary or automatic).  To the extent that no Committee exists which has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board.  If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, Section 162(m) of the Code or applicable stock exchange rules), such noncompliance with the requirements of Rule 16b-3, Section 162(m) of the Code or applicable stock exchange rules shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.8.                              “Common Stock” shall mean the common stock, $.01 par value per share, of the Company.

2.9.                              “Company” shall mean AXS-One Inc., a Delaware corporation.

2.10.                        “Consultant” shall mean any adviser or consultant to the Company or its  Affiliates who is eligible pursuant to Section 5.1 to be granted Stock Options and Stock Appreciation Rights under this Plan.

2.11.                        “Disability” shall mean total and permanent disability, as defined in Section 22(e)(3) of the Code.

2.12.                        “Effective Date” shall mean the effective date of this Plan as defined in Article XV.

2.13.                        “Eligible Employee” shall mean any employee of the Company or its Affiliates who is eligible pursuant to Section 5.1 to be granted Stock Options and Stock Appreciation Rights under this Plan.  Notwithstanding the foregoing, with respect to the grant of Incentive Stock Options, Eligible Employee shall mean any employee of the Company or any Affiliate described in Section 2.2(i) or (ii) who is eligible pursuant to Section 5.2 to be granted Incentive Stock Options under this Plan.

2.14.                        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.15.                        “Fair Market Value” for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the last sales price reported for the Common Stock on the applicable date:  (i) as reported on the principal national securities exchange on which it is then traded or the Nasdaq Stock Market, Inc. or (ii) if not traded on any such national securities exchange or the Nasdaq Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers.  If the Common Stock is not readily tradable on a national securities exchange, the Nasdaq Stock Market, Inc., or any automated quotation system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set in good faith by the Committee.  For purposes of the exercise of any Stock Appreciation Right the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.16.                        “Incentive Stock Option” shall mean any Stock Option awarded under this Plan intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.17.                        “Limited Stock Appreciation Right” shall mean an Award made pursuant to Section 7.5 of this Plan which may be a Tandem Stock Appreciation Right or a Non-Tandem Stock Appreciation Right.

2.18.                        “Non-Employee Director” shall mean any director of the Company who is not an employee of the Company or any Affiliate and who is eligible pursuant to Section 5.3 to be granted Stock Options under Article IX.

2.19.                        “Non-Qualified Stock Option” shall mean any Stock Option awarded under this Plan that is not an Incentive Stock Option.

2.20.                        “Non-Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right entitling the holder to receive an amount in stock equal to the excess of:  (i) the Fair Market Value of a share of Common Stock as of the date such right is exercised, over (ii) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.21.                        “Participant” shall mean any Eligible Employee, Consultant or Non-Employee Director to whom an Award has been made under this Plan.

2.22.                        “Performance Goal” means the performance goals described on Exhibit A, attached hereto.

2.23.                        “Reference Stock Option” shall have the meaning set forth in Section 7.1.

2.24.                        “Restricted Stock” means an award of Common Stock under this Plan that is subject to Article VIII.

2.25.                        “Restriction Period” shall have the meaning set forth in Section 8.1.

2.26.                        “Retirement” with respect to a Participant’s Termination of Employment or Termination of Consultancy shall mean a Termination of Employment or Termination of Consultancy without Cause from the Company and an Affiliate by a Participant who has attained:  (i) at least age 65; or (ii) such earlier date after age 55 as approved by the Committee, in its sole discretion, with regard to such Participant.  With respect to a Participant’s Termination of Directorship, Retirement shall mean the failure to stand for reelection or the failure to be reelected after a Participant has attained age 65.

2.27.                        “Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

2.28.                        “Section 162(m) of the Code” shall mean the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

2.29.                        “Stock Appreciation Right” or “SAR” shall mean the right pursuant to an Award granted under Article VII.

2.30.                        “Stock Option” or “Option” shall mean any Option to purchase shares of Common Stock granted to Eligible Employees or Consultants pursuant to Article VI or granted to Non-Employee Directors pursuant to Article VI or IX.

2.31.                        “Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.32.                        “Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right entitling the holder to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in stock equal to the excess of:  (i) the Fair Market Value, on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), over (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

2.33.                        “Ten Percent Stockholder” shall mean a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries or its parent corporations, as defined in Section 424(e) of the Code.

2.34.                        “Termination of Consultancy” shall mean, with respect to a Consultant, that the Consultant is no longer acting as a Consultant to the Company and its Affiliates.  In the event an entity shall cease to be an Affiliate, there shall be deemed a Termination of Consultancy of any individual who is not otherwise a Consultant of the Company or another Affiliate at the time the entity ceases to be an Affiliate.

2.35.                        “Termination of Directorship” shall mean, with respect to a Non-Employee Director, that the Non-Employee Director has ceased to be a director of the Company.

2.36.                        “Termination of Employment” shall mean:  (i) a termination of service of a Participant from the Company and its Affiliates; or (ii) when an entity, which is employing a Participant, ceases to be an Affiliate, unless the Participant thereupon becomes employed by the Company or another Affiliate.

2.37.                        “Transfer” or “Transferred” shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

ARTICLE III.

ADMINISTRATION

3.1.                              The Committee.  This Plan shall be administered and interpreted by the Committee.  Notwithstanding anything herein to the contrary, the Board shall act as the Committee under this Plan into respect to any discretionary grants of Non-Qualified Stock Options to Non-Employee Directors.

3.2.                              Awards.  The Committee or the Board, as applicable, shall have full authority to grant, pursuant to the terms of this Plan (including Article V hereof) Stock Options to Participants and Stock Appreciation Rights and Restricted Stock to Eligible Employees and Consultants and to otherwise administer this Plan.  In particular, the Committee or the Board, as applicable, shall have the authority:

(a)                                  to select the Participants to whom Stock Options may from time to time be granted hereunder and the Eligible Employees and Consultants to whom Stock Appreciation Rights and Restricted Stock may from time to time be granted hereunder;

(b)                                 to determine whether and to what extent Stock Options are to be granted hereunder to one or more Participants and Stock Appreciation Rights and Restricted Stock are to be granted hereunder to one or more Eligible Employees or Consultants;

(c)                                  to determine, in accordance with the terms of this Plan, the number of shares of Common Stock to be covered by each Award to a Participant hereunder;

(d)                                 to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder to a Participant (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof or any forfeiture restrictions or waiver thereof, regarding any Stock Option, Stock Appreciation Right or Restricted Stock, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee or the Board, as applicable, shall determine, in its sole discretion);

(e)                                  to determine whether and under what circumstances a Stock Option may be settled in cash and/or Common Stock under Section 6.3(d);

(f)                                    to the extent permitted by law, to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Eligible Employees and Consultants in order to exercise Options under this Plan;

(g)                                 to determine whether a Stock Appreciation Right shall be a Tandem Stock Appreciation Right or Non-Tandem Stock Appreciation Right;

(h)                                 to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Option or as an Award for a period of time as determined by the Committee or the Board, as applicable, in its sole discretion, following the date of the acquisition of such Option or Award;

(i)                                     to modify, extend or renew an Award, subject to Sections 6.3(f) and 12.1 herein, provided, however, that if an Award is modified, extended or renewed and thereby deemed to be the issuance of a new Award under the Code or the applicable accounting rules, the exercise price of an Award may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal; and

(j)                                     to offer to buy out an Option previously granted, based on such terms and conditions as the Committee or the Board, as applicable, shall establish and communicate to the Participant at the time such offer is made.

3.3.                              Guidelines.  Subject to Article XII hereof, the Committee or the Board, as applicable, shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan.  The Committee or the Board, as applicable, may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent any such action would be permitted under the applicable provisions of both Rule 16b-3 and Section 162(m) of the Code.  The Committee or the Board, as applicable, may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws.  To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 and Section 162(m) of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith.  Notwithstanding anything herein to the contrary, any provision in this Plan relating to any Award that constitutes a “non-qualified deferred compensation plan” for purposes of Code Section 409A shall be limited, construed and interpreted in a manner so as to comply therewith and any such provision that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.

3.4.                              Decisions Final.  Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of the Company, the Board or the Committee, as the case may be, and shall be final, binding and conclusive on the Company and its Affiliates and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5.                              Reliance on Counsel.  The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

3.6.                              Procedures.  The Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as the Committee shall deem advisable.  A majority of the Committee members shall constitute a quorum.  All determinations of the Committee shall be made by a majority of its members.  Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company shall be fully as effective as if it had been made by a vote at a meeting duly called and held.  The Committee may keep minutes of its meetings and may make such rules and regulations for the conduct of its business as it shall deem advisable.

3.7.                              Designation of Consultants/Liability.

(a)                                  The Committee or the Board, as applicable, may designate employees of the Company and professional advisors to assist the Committee or the Board, as applicable, in the administration of this Plan and may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee or the Board, as applicable.

(b)                                 The Committee or the Board, as applicable, may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.  The Board, its directors, the Committee, its members and any person designated pursuant to Section 3.7(a) shall not be liable for any action or determination made in good faith with respect to this Plan.  To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.  To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith.  Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate.  Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him under this Plan.

ARTICLE IV.

SHARE AND OTHER LIMITATIONS

4.1.                              Shares.

(a)                                  General Limitation.  The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan shall not exceed 1,500,000 shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company, of which a maximum of 375,000 shares may be issued for Restricted Stock granted under this Plan.  If any Option or Stock Appreciation Right granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Stock Appreciation Right or Option shall again be available for the purposes of Awards under this Plan.  If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right granted in tandem with an Option is granted under this Plan, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under this Plan.  If Restricted Stock is forfeited for any reason, the number of forfeited shares of Restricted Stock shall again be available for the purposes of Awards under the Plan.  In addition, to the extent permitted under Code Section 422 and the Treasury Regulations thereunder with respect to Incentive Stock Options, in determining the number of shares of Common Stock available for Awards, if Common Stock has been delivered or exchanged by a Participant as full or partial payment to the Company, or for withholding, in connection with the exercise of a Stock Option or the vesting or transfer of Restricted Stock or the number shares of Common Stock otherwise deliverable has been reduced for withholding, the number of shares of Common Stock exchanged as payment in connection with the exercise or for withholding or reduced shall again be available under this Plan.  To the extent permitted under Code Section 422 and the Treasury Regulations thereunder, any shares of Common Stock that are issued by the Company, and any awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the shares of Common Stock available for issuance under this Plan other than with regard to determining the number of shares available for Incentive Stock Options.

(b)                                 Individual Participant Limitations.  The maximum number of shares of Common Stock subject to an Option, Stock Appreciation Right or Restricted Stock that is intended to be “performance-based” compensation within the meaning of Section 162(m) of the Code, which may be granted under this Plan during any calendar year of the Company to each Eligible Employee shall be 500,000 shares (subject to any increase or decrease pursuant to Section 4.2) other than with regard to the calendar year in which an Eligible Employee initially commences employment with the Company and its Affiliates.  With respect to the calendar year in which an Eligible Employee initially commences employment with the Company and its Affiliates, but only with regard to such Eligible Employee, the maximum number of shares of Common Stock subject to such Awards which may be granted under this Plan shall be 1,000,000 shares (subject to any increase or decrease pursuant to Section 4.2).  If a Tandem Stock Appreciation Right or Limited Stock Appreciation Right is granted in tandem with an Option it shall apply against the Eligible Employee’s individual share limitations for both Stock Appreciation Rights and Options.  To the extent that shares of Common Stock for which Awards are permitted to be granted to a Participant pursuant to Section 4.1(b) during a calendar year of the Company are not covered by a grant of an Award in the Company’s calendar year, such shares of Common Stock shall be available for grant or issuance to the Participant in any subsequent calendar year during the term of this Plan.

4.2.                              Changes.

(a)                                  The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, or Affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the authorization or issuance of additional shares of Common Stock, the dissolution or liquidation of the Company or Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(b)                                 In the event of any change in the capital structure or business of the Company by reason of any stock dividend or extraordinary dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, reclassification of its capital stock, any sale or transfer of all or part of the Company’s assets or business, or any similar change affecting the Company’s capital structure or business and the Committee or the Board, as applicable, determines an adjustment is appropriate under this Plan, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under this Plan and the purchase or exercise price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee or the Board, as applicable, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Committee or the Board, as applicable, in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

(c)                                  Fractional shares of Common Stock resulting from any adjustment in Options or Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half.  No cash settlements shall be made with respect to fractional shares eliminated by rounding.  Notice of any adjustment shall be given by the Committee or the Board, as applicable, to each Participant whose Option or Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

(d)                                 In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as “Acquisition Events”), then the Committee may, in its sole discretion, terminate all outstanding Options and Stock Appreciation Rights of Eligible Employees and Consultants, effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least 30 days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Options and Stock Appreciation Rights that are then outstanding (whether vested or not vested) but contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.  If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Options and Stock Appreciation Rights pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.  This provision shall not apply to any Options granted to Non-Employee Directors.

4.3.                              Purchase Price.  Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than as permitted under applicable law.

ARTICLE V.

ELIGIBILITY

5.1.                              All employees, prospective employees and Consultants of the Company and its Affiliates are eligible to be granted Non-Qualified Stock Options, Stock Appreciation Rights and Restricted Stock under this Plan.  Eligibility shall be determined by the Committee in its sole discretion.

5.2.                              All employees of the Company and its Affiliates described in Section 2.2(i) or (ii) are eligible to be granted Incentive Stock Options under this Plan.  Eligibility shall be determined by the Committee in its sole discretion.  The vesting and exercise of Awards granted to prospective employees and Consultants are conditioned upon such individual actually becoming an employee or Consultant.

5.3.                              Non-Employee Directors of the Company are eligible to receive automatic awards of Non-Qualified Stock Options in accordance with Article IX of this Plan and discretionary awards of Non-Qualified Stock Options under Article VI of this Plan.  Eligibility for discretionary awards of Non-Qualified Stock Options shall be determined by the Board in its sole discretion.  The vesting and exercise of Awards granted to prospective employees and Consultants are conditioned upon such individual actually becoming an employee or Consultant.

ARTICLE VI.

STOCK OPTIONS

6.1.                              Options.  Each Stock Option granted hereunder shall be one of two types:  (i) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code, or (ii) a Non-Qualified Stock Option.

6.2.                              Grants.  The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).  To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify, shall constitute a separate Non-Qualified Stock Option.  The Committee shall have the authority to grant to any Consultant one or more Non-Qualified Stock Options (with or without Stock Appreciation Rights).  The Board shall have the authority to grant to any Non-Qualified Director a Non-Qualified Stock Option.  Notwithstanding any other provision of this Plan to the contrary or any provision in an agreement evidencing the grant of an Option to the contrary, any Option granted to an Employee of an Affiliate (other than one described in Section 2.2(i) or (ii)), a Non-Employee Director or a Consultant shall be a Non-Qualified Stock Option.

6.3.                              Terms of Options.  Options granted under this Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee or the Board, as applicable, shall deem desirable:

(a)                                  Option Exercise Price.  The exercise price per share of Common Stock subject to a Stock Option granted under this Article VI shall be determined by the Committee or the Board, as applicable, at the time of grant but shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time of grant; provided, however, that if an Incentive Stock Option is granted to a Ten Percent

Stockholder, the exercise price per share shall be no less than 110% of the Fair Market Value of the Common Stock.

(b)                                 Option Term.  The term of each Stock Option shall be fixed by the Committee or the Board, as applicable, but no Stock Option shall be exercisable more than 10 years after the date the Option is granted, provided, however, the term of an Incentive Stock Option granted to a Ten Percent Stockholder may not exceed five years.

(c)                                  Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee or the Board, as applicable, at the time of grant.  If the Committee or the Board provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee or the Board, as applicable, may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, that the Committee or the Board, may waive the installment exercise provisions or accelerate the time at which Options may be exercised), based on such factors, if any, as the Committee or the Board shall determine, in its sole discretion.

(d)                                 Method of Exercise.  Subject to whatever installment exercise and waiting period provisions apply under Section 6.3(c), Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased.  Common Stock purchased pursuant to the exercise of a Stock Option shall be paid for at the time of exercise as follows:  (i) in cash or by check, bank draft or money order payable to the order of Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, the Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the National Association of Securities Dealers, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee or the Board, as applicable, (which may include payment in full or part in the form of Common Stock owned by the Participant for a period of at least 6 months (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee or the Board or the surrender of vested Options owned by the Participant).  No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)                                  Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 424(e) of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.  In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or parent corporation (within the meaning of Section 424(e) of the Code) at all times from the time the Option is granted until 3 months prior to the date of exercise (or such other period as required by applicable law), such Option shall be treated as an Option which is not an Incentive Stock Option.

Should the foregoing provision not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(f)                                    Form, Modification, Extension and Renewal of Options.  Subject to the terms and conditions and within the limitations of this Plan, an Option shall be evidenced by such form of agreement or grant as is approved by the Committee or the Board, as applicable, and the Committee or the Board may modify, extend or renew outstanding Options granted under this Plan (provided that the rights of a Participant are not reduced without his consent), or accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised).  Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(g)                                 Other Terms and Conditions.  Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of this Plan, as the Committee or the Board, as applicable, shall deem appropriate including, without limitation, permitting “reloads” such that the same number of Options are granted as the number of Options exercised, shares used to pay for the exercise price of Options or shares used to pay withholding taxes (“Reloads”).  With respect to Reloads, the exercise price of the new Stock Option shall be the Fair Market Value on the date of the “reload” and the term of the Stock Option shall be the same as the remaining term of the Options that are exercised, if applicable, or such other exercise price and term as determined by the Committee or the Board, as applicable.

ARTICLE VII.

STOCK APPRECIATION RIGHTS

7.1.                              Tandem Stock Appreciation Rights.  A Tandem Stock Appreciation Right may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under Article VI of this Plan.  In the case of a Tandem Stock Appreciation Right which is granted in conjunction with a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option.  In the case of a Tandem Stock Appreciation Right which is granted in conjunction with an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.  Consultants shall not be eligible for a grant of Tandem Stock Appreciation Rights granted in conjunction with all or part of an Incentive Stock Option.

7.2.                              Terms and Conditions of Tandem Stock Appreciation Rights.  Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including Article X and the following:

(a)                                  Term.  A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(b)                                 Exercisability.  Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI and this Article VII.  Tandem Stock Appreciation Rights shall expire no later than the Reference Stock Options to which they relate.

(c)                                  Method of Exercise.  A Tandem Stock Appreciation Right may be exercised by an optionee by surrendering the applicable portion of the Reference Stock Option.  Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2 and the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of this Plan on the number of shares of Common Stock to be issued under this Plan.  The Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

(d)                                 Payment.  Upon the exercise of a Tandem Stock Appreciation Right a Participant shall be entitled to receive a number of shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the exercise price per share specified in the Reference Stock Option (which may not be less than the Fair Market Value of a share of Common Stock on the grant date) multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised.

7.3.                              Non-Tandem Stock Appreciation Rights.  Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under Article VI of this Plan.

7.4.                              Terms and Conditions of Non-Tandem Stock Appreciation Rights.  Non-Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including Article X and the following:

(a)                                  Term.  The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(b)                                 Exercisability.  Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant.  If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitation on the exercisability at any time at or after grant in whole or in part (including, without limitation, that the Committee may waive the installment exercise provisions or accelerate the time at which rights may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(c)                                  Method of Exercise.  Subject to whatever installment exercise and waiting period provisions apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time during its term, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(d)                                 Payment.  Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, a number of shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

7.5.                              Limited Stock Appreciation Rights.  The Committee may, in its sole discretion, grant Limited Stock Appreciation Rights.  Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.  Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive a number of shares of Common Stock equal to the amount:  (i) set forth in Section 7.2(d) with respect to Tandem Stock Appreciation Rights, or (ii) set forth in Section 7.4(d) with respect to Non-Tandem Stock Appreciation Rights.

ARTICLE VIII.

RESTRICTED STOCK

8.1.                              Awards of Restricted Stock.  Restricted Stock may be issued to all eligible Participants pursuant to Section 5.1 of the Plan either alone or in addition to other Awards granted under the Plan.  The Committee shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 8.3), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards.  The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirements of Section 162(m) of the Code.  Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer shares of Restricted Stock awarded under this Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement.

8.2.                              Objective Performance Goals, Formulae or Standards.  Notwithstanding the foregoing, if the award of Restricted Stock is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code and if the grant of such Award or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable number of shares of Restricted Stock to be granted or the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain in accordance with Section 162(m) of the Code.  Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.  The Performance Goals are set forth in Exhibit A hereto.

8.3.                              Awards and Certificates.  A Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award.  Further, such Award shall be subject to the following conditions:

(a)                                  Purchase Price.  The purchase price of Restricted Stock shall be determined by the Committee, but shall not be less than as permitted under applicable law.

(b)                                 Acceptance.  Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c)                                  Legend.  Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock.  Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the AXS-One Inc. (the “Company”) 2005 Stock Incentive Plan, and an Award agreement entered into between the registered owner and the Company dated                .  Copies of such Plan and Award agreement are on file at the principal office of the Company.”

(d)                                 Custody.  The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(e)                                  Rights as Stockholder.  Except as provided in this subsection and subsection (d) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares.  Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Committee, in its sole discretion, specifies otherwise at the time of the Award.

(f)                                    Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant.  All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law.  Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

(g)                                 Termination.  Unless otherwise determined by the Committee at grant or thereafter, upon a Termination of Employment or Termination of Consultancy for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited.

ARTICLE IX.

NON-EMPLOYEE DIRECTOR STOCK OPTIONS

9.1.                              Options.  The terms of this Article IX shall apply only to Options granted to Non-Employee Directors.

9.2.                              Grants.  Without further action by the Board or the stockholders of the Company, each Non-Employee Director shall, subject to the terms of this Plan, be granted:

(a)                                  Options to purchase 40,000 shares (or such other quantity of shares as the Board shall, from time to time during the term of the Plan, determine) of Common Stock as of the date the Non-Employee Director begins service as a Non-Employee Director on the Board on or after the Effective Date of this Plan, and

(b)                                 Options to purchase 10,000 shares (or such other quantity of shares as the Board shall, from time to time during the term of the Plan, determine) of Common Stock on the date of each annual stockholders meeting of the Company, beginning with the 2005 annual stockholders meeting, provided such Non-Employee Director has, as of each such annual stockholders meeting, been a Non-Employee Director for at least 12 months and has not experienced a Termination of Directorship.

Notwithstanding any other provisions in the Plan to the contrary, the provisions of this Section 9.2 shall not take effect until the provisions set forth in Section 9.2 of the Company’s 1998 Stock Option Plan, as amended, can no longer be implemented in full.

9.3.                              Non-Qualified Stock Options.  Stock Options granted under this Article IX shall be Non-Qualified Stock Options.

9.4.                              Terms of Options.  Options granted under this Article IX shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with terms of this Plan, as the Board shall deem desirable:

(a)                                  Option Exercise Price.  The Option exercise price per share of Common Stock subject to an Option granted pursuant to Section 9.2 shall be equal to 100% of the Fair Market Value of the share of Common Stock at the time of grant.

(b)                                 Exercisability.  Except as otherwise provided herein, 25% of any Option granted under this Article IX shall be exercisable on or after each of the four anniversaries immediately following the date of grant.  Notwithstanding the foregoing, all Options shall fully vest and become exercisable upon a Change in Control.

(c)                                  Method of Exercise.  A Non-Employee Director electing to exercise one or more Options shall give written notice of exercise to the Company specifying the number of shares to be purchased.  Common Stock purchased pursuant to the exercise of a Stock Option shall be paid for at the time of exercise as follows:  (i) in cash or by check, bank draft or money order payable to the order of Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, the Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the National Association of Securities Dealers, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Board (which may include payment in full or part in the form of Common Stock owned by the Participant for a period of at least 6 months (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Board or the surrender of vested Options owned by the Participant).  No shares of Common Stock shall be issued until payment therefore, as provided herein, has been made or provided for.

(d)                                 Option Term.  Except as otherwise provided herein, if not previously exercised each Option shall expire upon the tenth anniversary of the date of the grant thereof.

9.5.                              Termination of Directorship.  The following rules apply with regard to Options (including Options granted under Articles VI and IX) upon the Termination of Directorship:

(a)                                  Termination of Directorship by reason of Death or Disability.  Except as otherwise provided herein, upon the Termination of Directorship, on account of death or Disability, all then outstanding Options shall fully vest and become exercisable and shall remain exercisable by the Participant or, in the case of death, by the Participant’s estate or by the person given authority to exercise such Options by his or her will or by operation of law, at any time within a period of one year from the date of such Termination of Directorship, but in no event beyond the expiration of the stated term of such Stock Option.

(b)                                 Otherwise Ceasing to be a Director Other than for Cause.  Except as otherwise provided herein, upon the Termination of Directorship, on account of Retirement, resignation, failure to stand for reelection or failure to be reelected or otherwise other than as set forth in (b) below, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Directorship shall remain exercisable, to the extent exercisable at the Termination of Directorship, at any time within a period of one year from the date of such Termination of Directorship, but in no event beyond the expiration of the stated term of such Stock Option.

(c)                                  Cause.  Upon removal, failure to stand for reelection or failure to be renominated for Cause, or if the Company obtains or discovers information after Termination of Directorship that such Participant had engaged in conduct that would have justified a removal for Cause during such directorship, all outstanding Options of such Participant shall immediately terminate and shall be null and void.

(d)                                 Cancellation of Options.  Except as provided in (a) above, no Options that were not exercisable during the period such person serves as a director shall thereafter become exercisable upon a Termination of Directorship for any reason or no reason whatsoever, and such Options shall terminate and become null and void upon a Termination of Directorship.

9.6.                              Changes.

(a)                                  The Awards to a Non-Employee Director under Articles VI and IX shall be subject to Sections 4.2(a), (b) and (c) of this Plan and this Section 9.6, but shall not be subject to Section 4.2(d).

(b)                                 If the Company shall not be the surviving corporation in any merger or consolidation, or if the Company is to be dissolved or liquidated, then, unless the surviving corporation assumes the Options or substitutes new Options which are determined by the Board in its sole discretion to be substantially similar in nature and equivalent in terms and value for Options then outstanding, upon the effective date of such merger, consolidation, liquidation or dissolution, any unexercised Options shall expire without additional compensation to the holder thereof; provided, that, the Board shall deliver notice to each Non-Employee Director at least 30 days prior to the date of consummation of such merger, consolidation, dissolution or liquidation which would result in the expiration of the Options and during the period from the date on which such notice of termination is delivered to the consummation of the merger, consolidation, dissolution or liquidation, such Participant shall have the right to exercise in full effective as of such consummation all Options that are then outstanding (without regard to limitations on exercise otherwise contained in the Options) but contingent on occurrence of the merger, consolidation, dissolution or liquidation, and, provided that, if the contemplated transaction does not take place within a 90 day period after giving such notice for any reason whatsoever, the notice, accelerated vesting and exercise shall be null and void and, if and when appropriate, new notice shall be given as aforesaid.

ARTICLE X.

NON-TRANSFERABILITY AND TERMINATION OF
EMPLOYMENT/CONSULTANCY PROVISIONS APPLICABLE TO STOCK OPTIONS
AND STOCK APPRECIATION RIGHTS

10.1.                        Except as otherwise provided in this Section 10.1, no Stock Option or Stock Appreciation Right shall be Transferred by the Participant otherwise than by will or by the laws of descent and distribution.  All Stock Options and all Stock Appreciation Rights shall be exercisable, during the Participant’s lifetime, only by the Participant.  Tandem Stock Appreciation Rights may be Transferred, to the extent permitted above, only with, and upon the same terms and conditions as, the underlying Stock Option.  No Award shall, except as otherwise specifically provided by law or herein, be Transferred in any manner, and any attempt to Transfer any such Award shall be void, and no such Award shall in any manner be used for the payment of, subject to, or otherwise encumbered by or hypothecated for the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person.  Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter, that a Non-Qualified Stock Option granted pursuant to Article VI (other than a Non-Qualified Stock Option granted to a Non-Employee Director) that is otherwise not transferable pursuant to this Article X is transferable in whole or part and in such circumstances, and under such conditions, as specified by the Committee.

10.2.                        Termination of Employment or Termination of Consultancy.  The following rules apply with regard to Options and SARs upon the Termination of Employment or Termination of Consultancy of a Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant (or his estate in the event of death) are reduced, thereafter:

(a)                                  Termination by Reason of Death.  If a Participant’s Termination of Employment or Termination of Consultancy is by reason of his death, any Stock Option or SAR held by such Participant may be exercised, to the extent exercisable at the Participant’s Termination of Employment or Termination of Consultancy, by the

Participant’s estate or by the person given authority to exercise such Options by his or her will or by operation of law, at any time within a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option or SAR.

(b)                                 Termination by Reason of Disability or Retirement.  If a Participant’s Termination of Employment or Termination of Consultancy is by reason of his  Disability or Retirement, any Stock Option or SAR held by such Participant may be exercised, to the extent exercisable at the Participant’s Termination of Employment or Termination of Consultancy, by the Participant, at any time within a period of one year from the date of such Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated term of such Stock Option or SAR; provided, however, that, if the Participant dies within such exercise period, any unexercised Stock Option or SAR held by such Participant shall thereafter be exercisable by the Participant’s estate or by the person given authority to exercise such Options by his or her will or by operation of law, to the extent to which it was exercisable at the time of death, for a period of one year (or such other period as the Committee may specify at grant or, if no rights of the Participant’s estate are reduced, thereafter) from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option or SAR.

(c)                                  Involuntary Termination Without Cause.  If a Participant’s Termination of Employment or Termination of Consultancy is by involuntary termination without Cause, any Stock Option or SAR held by such Participant may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of 90 days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option or SAR.

(d)                                 Voluntary Termination by the Participant.  If a Participant’s Termination of Employment or Termination of Consultancy is a voluntary termination by the Participant and occurs prior to, or more than 90 days after, the occurrence of an event which would be grounds for Termination of Employment or Termination of Consultancy for Cause (without regard to any notice or cure period requirements), any Stock Option or SAR held by such Participant may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of 30 days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option or SAR.

(e)                                  Termination for Cause.  If a Participant’s Termination of Employment or Termination of Consultancy is:  (i) for Cause, or (ii) a voluntary termination (as provided in subsection (d) above) within 90 days after an event which would be grounds for a Termination of Employment or Termination of Consultancy for Cause, any Stock Option or SAR held by such Participant shall thereupon terminate and expire as of the date of termination.

10.3.                        Termination Repayment.  Notwithstanding anything else in this Plan to the contrary, in the event (i) a Participant’s Termination of Employment or Termination of Consultancy occurs not more than 3 months after the exercise of a Stock Option or SAR or vesting of Restricted Stock, or (ii) a Participant engages in a competitive activity as determined by the Committee in its sole discretion after the exercise of a Stock Option or SAR or vesting of Restricted Stock, the Committee may, in its sole discretion, require the Participant to pay the Company an amount in cash, for each share with respect to which the Option or SAR was exercised or to which the Restricted Stock vested, equal to the difference between:  (i) the Fair Market Value of the Common Stock on the date of such termination or determination, as applicable, and (ii) the exercise price or purchase price (as applicable) for each such share.

ARTICLE XI.

CHANGE IN CONTROL PROVISIONS

11.1.                        Benefits.  In the event of a Change in Control of the Company (as defined below), except as otherwise provided by the Committee upon the grant of an Award to an Eligible Employee or Consultant, the Participant shall be entitled to the following benefits:

(a)                                  Subject to paragraph (b) below with regard to Options granted to Eligible Employees and Consultants, all outstanding Awards granted prior to the Change in Control shall be fully vested and immediately exercisable (as applicable) in their entirety.  The Committee or the Board (as applicable), in its sole discretion, may provide for the purchase of any such Stock Options by the Company for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Stock Options, over the aggregate exercise price of such Stock Options.  For purposes of this Section 11.1, Change in Control Price shall mean the higher of:  (i) the highest price per share of Common Stock paid in any transaction related to the Change in Control of the Company, or (ii) the highest Fair Market Value per share of Common Stock at any time during the 60 day period preceding the Change in Control.

(b)                                 Notwithstanding anything to the contrary herein, unless the Committee provides otherwise at the time an Option is granted to an Eligible Employee or Consultant hereunder or thereafter, no acceleration of exercisability shall occur with respect to such Option if the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that the Options shall be honored or assumed, or new rights substituted therefor (each such honored, assumed or substituted option hereinafter called an “Alternative Option”), by a Participant’s employer (or the parent or an subsidiary of such employer), or, in the case of a Consultant, by the entity (or its parent or subsidiary) which retains the Consultant, immediately following the Change in Control, provided that any such Alternative Option must meet the following criteria:

(i)                                     the Alternative Option must be based on stock which is traded on an established securities market, or which will be so traded within 30 days of the Change in Control;

(ii)                                  the Alternative Option must provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise schedule; and

(iii)                               the Alternative Option must have economic value substantially equivalent to the value of such Option (determined at the time of the Change in Control).

For purposes of Incentive Stock Options, any assumed or substituted Option shall comply with the requirements of Treasury regulation Section 1.425-1 (and any amendments thereto).

(c)                                  Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting of an Option (other than a grant to a Non-Employee Director pursuant to Article IX hereof), Stock Appreciation Right or Restricted Stock, upon a Termination of Employment or Termination of Consultancy during the Pre-Change in Control Period.  Unless otherwise determined by the Committee, the Pre-Change in Control Period shall be the 180 day period prior to a Change in Control.

11.2.                        Change in Control.  A “Change in Control” shall be deemed to have occurred:

(a)                                  upon any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities (including, without limitation, securities owned at the time of any increase in ownership);

(b)                                 during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this section) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)                                  upon the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(d)                                 upon the stockholder’s of the Company approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

ARTICLE XII.

TERMINATION OR AMENDMENT OF PLAN

12.1.                        Termination or Amendment.  Notwithstanding any other provision of this Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in this Article XII), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware or applicable rules of any exchange or system on which the Company’s securities are listed or traded, to the extent required by the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, or with respect to Incentive Stock Options, Section 422 of the Code, no amendment may be made which would:  (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan; (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b); (iii) change the classification of employees and Consultants eligible to receive Awards under this Plan; (iv) decrease the minimum exercise price of any Stock Option or SAR; or (v) extend the maximum option term under Section 6.3(b).

The Committee (and in the case of awards of Stock Options to Non-Employee Directors, the Board) may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee (or the Board) shall impair the rights of any Participant without the Participant’s consent.

Notwithstanding anything herein to the contrary, any provision in this Plan relating to any Award that constitutes a “non-qualified deferred compensation plan” for purposes of Code Section 409A that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.

ARTICLE XIII.

UNFUNDED PLAN

13.1.                        Unfunded Status of Plan.  This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE XIV.

GENERAL PROVISIONS

14.1.                        Legend.  The Committee or the Board, as applicable, may require each person receiving shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof.  In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee or the Board, as applicable, deems appropriate to reflect any restrictions on Transfer.

All certificates for shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee or the Board, as applicable, may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee or the Board, as applicable, may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2.                        Other Plans.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.3.                        No Right to Employment/Consultancy/Directorship.  Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee or Consultant any right with respect to continuance of employment or consultancy by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or consultant retained to terminate his employment or consultancy, as applicable, at any time.  Neither this Plan nor the grant of any Option hereunder shall impose any obligations on the Company to retain any Participant as a director nor shall it impose on the part of any Participant any obligation to remain as a director of the Company.

14.4.                        Withholding of Taxes.  The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.

The Committee shall permit any such withholding obligation with regard to an Eligible Employee or Consultant to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.  Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

14.5.                        Listing and Other Conditions.

(a)                                  As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system.  Notwithstanding the foregoing, the grant of an Award hereunder is not intended to be conditional and the Company shall have no obligation to issue such shares unless and until such shares are so listed; provided, however, that any delay in the issuance of such shares shall be based solely on a reasonable business decision and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

(b)                                 If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)                                  Upon termination of any period of suspension under this Section 14.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

14.6.                        Governing Law.  This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.7.                        Construction.  Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.  To the extent applicable, this Plan shall be limited, construed and interpreted in a manner so as to comply with Section 162(m) of the Code and the applicable requirements of Rule 16b-3; however, noncompliance with Section 162(m) of the Code and Rule 16b-3 shall have no impact on the effectiveness of an Award under this Plan.

14.8.                        Other Benefits.  No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries or affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.9.                        Costs.  The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

14.10.                  No Right to Same Benefits.  The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.11.                  Death/Disability.  The Committee or the Board, as applicable, may in its discretion require the transferee of a Participant’s Award to supply the Company with written notice of the Participant’s death or Disability and to supply the Company with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee or the Board, as applicable, deems necessary to establish the validity of the Transfer of an Award.  The Committee or the Board, as applicable, may also require that the transferee agree in writing to be bound by all of the terms and conditions of this Plan.

14.12.                  Severability of Provisions.  If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

14.13.                  Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

ARTICLE XV.

EFFECTIVE DATE OF PLAN

This Plan was originally adopted by the Board on April 13, 2005 (the “Effective Date”), subject to and conditioned upon the approval of this Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware and any applicable exchange requirements.

ARTICLE XVI.

TERM OF PLAN

No Award shall be granted pursuant to this Plan on or after the tenth anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may extend beyond that date.

ARTICLE XVII.

NAME OF PLAN

This Plan shall be known as the AXS-One Inc. 2005 Stock Incentive Plan.

EXHIBIT A
PERFORMANCE GOALS

Performance Goals established for purposes of the grant and/or vesting of Restricted Stock intended to be “performance-based” under Section 162(m) of the Code shall be based on one or more of the following (“Performance Goals”): (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Company (or any subsidiary, division, other operational unit of the Company or administrative department); (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits of the Company, including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, other operational unit or administrative department of the Company); (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (viii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholder equity of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (ix) the attainment of certain target levels of, or a percentage increase in, market share; (x) the attainment of certain target levels in the fair market value of the shares of the Company’s Common Stock; (xi) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; (xii)  the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs of the Company, subsidiary, parent, division, operational unit or administrative department; or (xiii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations.  To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.